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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in United Leisure Corporation's Registration Statement on Form S-3 dated November 6, 1997 of our report dated March 6, 1999 with reference to our audit of the consolidated financial statements of United Leisure Corporation as of December 31, 1998 and for the year then ended, which report is included in United Leisure Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998.





                                              HOLLANDER, LUMER & CO. LLP


Los Angeles, California
April 12, 1999